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                                                  EXHIBIT 10.22


          STATE OF SOUTH CAROLINA  )
                                   )    AGREEMENT OF PURCHASE AND SALE
          COUNTY OF KERSHAW        )




     THIS AGREEMENT OF PURCHASE AND SALE ("Agreement"), made and entered into this 11th day of October, 1995, by and between BUILDERS TRANSPORT, INCORPORATED (hereinafter "Seller") and TWO TREES, a New York General Partnership (hereinafter "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller is the lessee under that certain Lease Agreement with Kershaw County dated April 1, 1980, and recorded in Book IN, Page 2701, as amended, records of Kershaw Co. (hereinafter the "Lease") of that certain tract or parcel of land containing 28.765 acres in Kershaw County, South Carolina, more particularly shown and described on the attached Exhibit A (hereinafter the "Property"); and

     WHEREAS, pursuant to the terms of the Lease, Kershaw County shall convey the Property to Seller upon payment of the indebtedness to Citizens and Southern National Bank of South Carolina now NationsBank;

     WHEREAS, the said indebtedness has been paid and Seller desires to convey its right to receive the Property to Purchaser.

     WHEREAS, Purchaser desires to purchase from Seller the Property and Seller desires to sell and transfer the same to Purchaser.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                              PROPERTY TO BE SOLD

     1.1 Property. Seller agrees to sell and Purchaser agrees to buy the Property pursuant to the terms and conditions set forth herein.

     1.2 Description of Property. The Property shall consist of the land shown and described on Exhibit A, together with all improvements located thereon and all rights, privileges and easements appurtenant to the Property, including all rights-of-way, roadways, roadbeds and reversions or other appurtenances used in connection with the beneficial use of the Property.
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                                   ARTICLE II

                                 PURCHASE PRICE

     2.1 Payment of Purchase Price. The purchase price for the Property shall be Three Million Five Hundred Thousand and No/100 ($3,500,000.00) Dollars (hereinafter the "Purchase Price") to be paid at Closing by wire transfer to the closing attorney's trust account.

                                  ARTICLE III

             SELLER'S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

     In order to induce Purchaser to enter into this Agreement and to purchase the Property, in addition to warranties, representations and undertakings contained elsewhere in this Agreement, Seller hereby makes the following representations, warranties and covenants, each of which is material and is relied upon by Purchaser:

     3.1 Title to Property. Seller has the right to receive from Kershaw County good and marketable fee simple title to all of the Property, title insurable free and clear of all liens, claims, options, encumbrances, rights-of-way, easements, conditions, covenants and restrictions except for the permitted encumbrances under Paragraph 5.2.

     3.2 Authority of Seller. Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms and conditions hereof. This Agreement, when executed and delivered by Seller, will be a valid and binding obligation of Seller in accordance with its terms.

     3.3 Zoning. The current zoning classification for the Property permits its use as an office building.

     3.4 No Special Taxes. Seller is current with all real property taxes and the Property is free from special taxes or assessments.

     3.5 Options. No options or other contracts have been granted or entered into which are still outstanding and which give any other party a right to purchase the Property or any part thereof.

     3.06  Insurance.  Intentionally Deleted

     3.07 Condemnation Proceedings: Roadways. There are no condemnation or eminent domain proceedings pending or to the best knowledge of Seller contemplated against the Property or any part thereof and the Seller has received no notice, oral or written, of


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the desire of any public authority or other entity to take or use the
Property.  The Property connects to and has access to an adjacent public road.

     3.08 Mechanic's Liens. No payments for work, materials, or improvements furnished to the Property will be due or owing at Closing and Seller shall execute standard mechanics lien, affidavit or waiver forms as may be required by Purchaser's title insurance company.

     3.09 Pending Litigation. There is no claim, litigation, or other proceeding, pending or threatened before any court, commission, or other body or authority relating to the Property or its operation and further, Seller has not received written notification of any asserted failure of Seller to comply with applicable laws (whether statutory or not) or any rule, regulation, order, ordinance, judgment or decree of any federal, municipal or other governmental authority relating to the Property.

     3.10 Utilities. The Property is currently served by public sanitary and storm sewers, public water facilities, and electrical facilities (collectively the "Utilities").

     3.11  Condition of Property.  The Property is in good condition and repair.

     3.12 Events Prior to Closing. Seller will not cause or permit any action to be taken which would cause any of Seller's representations or warranties to be untrue as of the Closing. Seller agrees to notify Purchaser in writing of any event or condition known to Seller which occurs prior to Closing hereunder, which causes a change in the facts related to, or the truth of any of Seller's representations.

     3.13 Further Acts of Seller. On or before the closing, Seller will do, make, execute and deliver all such additional and further acts, deeds, instruments and documents as may be reasonable to completely vest in and assure to Purchaser full rights in or to the Property.

     3.14 Hazardous Substances. Seller represents and warrants to Purchaser that to the best of Seller's knowledge (i) the Property has not been used as a treatment, storage or disposal facility for hazardous wastes or hazardous substances as those terms are defined by any federal or state statute or regulation including, without limitation, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976, the Safe Drinking Water Act of 1977, or the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or any other federal or state statutes, including all amendments to and regulations under such statutes; (ii) there is no state of facts creating potential liability for remedial action or third party



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liability for property damage or personal injury from environmental impairment under any federal, state or local statute, regulation, ordinance or common law; (iii) the Property is free of hazardous substances or hazardous wastes, as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 "RCRA"), 42 U.S.C.
Section 6901 et seq., or any other applicable federal or state law or regulation; and (iv) there are no conditions on the Property which constitute a violation of any environmental laws. Seller makes the foregoing representations and warranties in good faith, but without having made any investigation as to environmental matters.

                                   ARTICLE IV

                   PURCHASER'S WARRANTIES AND REPRESENTATIONS

     4.1 Purchaser's Authority. This Agreement, when executed and delivered by Purchaser, will be a valid and binding obligation of Purchaser in accordance with its terms. Purchaser has the requisite power and authority to consummate the transaction contemplated herein.

                                   ARTICLE V

                CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

     The following shall be conditions precedent to the Purchaser's obligations to purchase the Property. Unless otherwise specified in this Article V, if any of the conditions precedent set forth below are not satisfied as of Closing, the Earnest Money shall be returned to Purchaser, this Agreement shall be null and void, and neither Purchaser nor Seller shall have any further obligation hereunder.

     5.1 Representations and Warranties. The representations, warranties, covenants and agreements of Seller set forth herein shall be true and in full force and effect as of closing.

     5.2 Status of Title. Purchaser shall have thirty (30) days from the date hereof to obtain a title search and submit to Seller notice in writing of any objections to title which render same unmarketable. Seller shall have thirty
(30) days from the receipt of the aforesaid notice to correct at Seller's expense the title defects indicated. If, at the end of said period Seller has not corrected to Purchaser's reasonable satisfaction the objections to title, Purchaser may (1) waive its objections and consummate the within transaction without a reduction in the purchase price or (2) terminate this Agreement and receive a refund of the Earnest Money, in which event this Agreement shall be void.


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     5.3   No Change in Operation of Property.  Seller shall continue to maintain and hold the Property in the same manner between the date hereof and the Date of Closing, as it has prior to the date hereof and shall make no changes in the condition of the Property.

     5.4 Financing. Purchaser shall be able to obtain a loan to purchase the Property for no less than Three Million Five Hundred Thousand and No/100 ($3,500,000.00) Dollars payable over no less than five years (5) years at an interest rate of no more than Ten and One-Fourth (10.25%) percent.

                                   ARTICLE VI

                                    CLOSING

     6.1 Closing. The purchase and sale contemplated hereunder shall be consummated at the closing (referred to herein as the "Closing") which shall take place no later than ninety (90) days from the date hereof ("Date of Closing"). The Closing shall take place at a mutually agreeable time, date and location.

                                  ARTICLE VII

                        PRO-RATED ITEMS AND ADJUSTMENTS

     7.1 Deed Stamps and Transfer Taxes. Seller shall be responsible for the cost of any and all deed stamps and transfer taxes or fees and Purchaser shall pay for the recording fees of this transaction.

     7.2 Legal Fees. Purchaser and Seller shall each pay their own legal fees related to this transaction.

     7.3 Taxes. Taxes for the current year shall be prorated to Date of Closing. Purchaser acknowledges that 23.77 acres of the Property are classified as agricultural for tax purposes and any change of use of the parcel will result in roll-back taxes. Purchaser shall be responsible for any such roll-back taxes.

     7.4 Prorations and Adjustments. The adjustments and prorations required under this Agreement shall be computed as of the Date of Closing and the cash portion of the purchase price paid to Seller hereunder shall be adjusted to reflect such prorations. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable, the parties shall prorate on the best available information, subject to adjustment upon receipt of the necessary information.

                                  ARTICLE VIII

                         SELLER'S DELIVERIES AT CLOSING

     In addition to other conditions precedent set forth elsewhere in this Agreement, Seller shall deliver to Purchaser at Closing the


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following documents, the delivery and accuracy of which shall be further conditions Purchaser's obligations to consummate the purchase and sale herein contemplated.

     8.1 Assignment. Assignment of Sellers right to receive the Property from Kershaw County which assignment shall be in form and substance satisfactory to counsel for the Purchaser.

     8.2 Warranty Deed. A Special Warranty Deed from Kershaw County satisfactory in form and substance to counsel for Purchaser, conveying good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, easements and restrictions of every nature and description, except as specifically approved by Purchaser.

     8.3 Owner's Affidavit. An Owner's Affidavit or lien waiver satisfactory for the purpose of removing the mechanics lien exception from Purchaser's Owner's Title Insurance Policy.

     8.4   Termite Report.  Intentionally Deleted

     8.5 Tax Affidavit. An Affidavit in the form required by the South Carolina Tax Commission to meet withholding requirements. Based upon the Affidavit the closing attorney will comply with the withholding requirements of the state of South Carolina.

     8.6 Survey. Seller shall obtain at Seller's expense and deliver at Closing a current survey of the Property suitable for recording and use as the legal description of the Property for the deed.

     8.7 Foreign Affidavit. An affidavit of Seller pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986 to the effect that Seller is not a "foreign person: as defined therein.

     8.8 Miscellaneous Forms and Affidavits. Such other forms and affidavits as may reasonably be requested by Purchaser's attorney and standard in a transaction of this nature.

                                   ARTICLE IX

                       PURCHASER'S DELIVERIES AT CLOSING

     At Closing and after Seller has duly complied with the provisions of
Article VIII, Purchaser shall deliver the purchase price, by wire transfer or other good funds, adjusted for the proration required in connection with the Closing.

                                   ARTICLE X

                         CONDEMNATION AND RISK OF LOSS

     10.1 Condemnation. In the event of condemnation or receipt of notice of condemnation or taking of the Property by


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governmental authority prior to the Closing, Purchaser, at its option, shall have the right to terminate this Agreement.

     10.2 Risk of Loss. In the event the Property is materially damaged or destroyed by fire, flood or other casualty on or after the effective date of this Agreement, but prior to the Closing, Purchaser shall have the option of notifying Seller in writing within fifteen (15) days of the damage or destruction of the Property, that this Agreement is terminated.

                                   ARTICLE XI

                             REAL ESTATE COMMISSION

     11.1 Real Estate Commissions. The parties acknowledge that a real estate commission in the amount of $200,000.00 shall be due and payable to Purchaser and Seller shall be responsible for the payment of same. Seller warrants and represents to Purchaser that no other real estate commission shall be payable in connection with this transaction as a result of Seller's activities. Seller agrees to indemnify and hold Purchaser harmless from and against any claims of any real estate broker or agent with which Seller has engaged or dealt with in connection with this transaction.

                                  ARTICLE XII

                                    DEFAULT

     12.1 Default. If Seller or Purchaser has performed its covenants and agreements hereunder, but the other party has breached its covenants and agreements hereunder and has failed, refused, or is unable to consummate the purchase and sale contemplated herein, then the non-defaulting party shall be entitled to any and all remedies at law or equity, including, without limitation, specific performance. If Purchaser has performed its covenants and agreements hereunder but Seller has breached its covenants and agreements under this Agreement and has failed, refused or is unable to consummate the purchase and sale contemplated herein, the Purchaser shall be entitled to an action for specific performance of this Agreement.



                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     13.1 Completeness and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein and it supersedes all prior discussions, undertakings or agreements between the parties. This Agreement shall not be modified except by a written agreement executed by both parties.


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     13.2  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     13.3 Waiver. Failure by Purchaser or Seller to insist upon or enforce any of its rights hereunder shall not constitute a waiver thereof.

     13.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of South Carolina.

     13.5 Article Headings. The Article Headings as herein used are for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations, and warranties herein set forth or limit the provisions or scope of any Article.

     13.6 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

     13.7 Time of Essence. Both parties hereto specifically agree that time is of the essence to this Agreement.

     13.8 Counterparts. To facilities execution, this Agreement may be executed in as many counterparts as any be required.

     13.9 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or mailed by First Class, Registered or Certified Mail, return receipt requested, postage prepaid, as follows:

                   (a) If to Purchaser:        111 West 57th Street
                                               Suite 1000
                                               New York, New York  10019

                   (b) If to Seller:           2029 W. DeKalb Street
                                               Camden, South Carolina  29020

     Any such notice, request, consent or other communication shall be deemed received at such time as it is personally delivered or on third business day after it is mailed, as the case may be.

     13.10 Invalid Provisions. In the event any one or more of the provisions contained in this Agreement shall be for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; this Agreement shall be constructed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:                                    SELLER:

                                              BUILDERS TRANSPORT, INCORPORATED


/s/ John C. Stewart, Jr.                      By: /s/ Robert Fox
--------------------------                       -----------------------------

/s/ Jennifer M. Markle                           Its:    V.P. & CFO
--------------------------                           -------------------------


/s/ John C. Stewart, Jr.                      Attest: /s/ J. Ray Hardy
--------------------------                           -------------------------
/s/ Jennifer M. Markle                           Its:  Asst. Secretary
--------------------------                           -------------------------

                                                    [CORPORATE SEAL]



                                            PURCHASER:

WITNESSES:                                  TWO TREES, a New York General
                                            Partnership


/s/                                         By: /s/ Stanford M. Dinstein
--------------------------                     ----------------------------

/s/ Judy Gluck                                 Its:  Attorney-in-Fact
--------------------------                         ------------------------

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                                  EXHIBIT "A"


                               LEGAL DESCRIPTION


            All that piece, parcel or tract of land, lying and being situate near City of Camden, County of Kershaw, State of South Carolina, containing approximately twenty eight and 78/100ths (28.78) acres, more or less, and being more particularly described as follows:

            Point of Beginning (iron pipe corner) located 372 feet southeast from the centerline of Battleship Road
            Extension measured along the right of way of U.S.
            Highway No. 1; thence continuing in a southeasterly direction along the right of way of U.S. No. 1 South
            75 degrees -51'-47" East a distance of 450.0 feet; thence in southeasterly direction South 24 degrees -36'-40" East a distance of 1133.95' to right-of-way of C.S.X.
            Railroad; thence in a southwesterly direction along right-of-way of C.S.X. Railroad South 65 degrees -22'-28" West a distance of 642.74 feet; thence South 65 degrees -15'-00" West a distance of 550.82 feet; thence South
            63 degrees -57'-44" West a distance of 300.40 feet; thence in a northerly direction North 14 degrees -06'-52' East a distance of 196.63 feet; thence North 14 degrees -07'-37" East a distance of 494.59 feet; thence North 14 degrees -06'-14" East a distance of 754.70 feet; thence North
            14 degrees -11'-05" East a distance of 380.46 feet to the Point of Beginning.

            The above-described property is shown and described on a survey prepared by Daniel D. Riddick, Professional Surveyor No. 3322B on August 16, 1995, revised September 27, 1995 and recorded October 2, 1995, in Plat Book B-1 at Page 2, Records of Kershaw County, which is incorporated herein by reference and made a part hereof.

            This being the same property conveyed to Two Trees by deed from the County of Kershaw recorded October _____, 1995, in the office of the Clerk of Court for Kershaw County, in Deed Book ______at Page ______.

            Tax Map Number:  284-00-00-007


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